SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):           JULY 28, 1997
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                              L. LURIA & SON, INC.
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             (Exact name of registrant as specified in its charter)

                                     FLORIDA
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                  (State or other jurisdiction of incorporation


        1-8057                                            59-0620505
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(Commission File Number)                     (IRS Employer Identification No.)

                   5770 MIAMI LAKES DRIVE
                   MIAMI LAKES, FLORIDA                             33014
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             (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code         (305) 557-9000
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          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         The Company has entered into an agency agreement with Gordon Brothers Partners, Inc. with respect to liquidation sales to be conducted at eleven stores. Under the current agreement with Gordon Brothers, the Company received an up-front cash payment of approximately $11.5 million for the merchandise located at the stores, which was used to pay down debt. The liquidation sales are part of the Company's strategy to address its working capital needs as previously announced in a recovery plan set forth in the Company's Form 10-Q for the 13 weeks ended November 2, 1996 (the "November 10-Q") and in a Form 8-K, dated December 17, 1996 (the "December Form 8-K"). Although the Company has taken many of the steps set forth in the November 10-Q and December Form 8-K to address its working capital needs, the Company continues to experience difficulties in meeting its debts as they become due and is considering various alternatives. The Company closed two additional stores on June 30 and July 7 of this year. After all liquidation sales are completed, the Company will operate six stores in Florida and will take a restructuring charge for the closed stores.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         EXHIBITS

         2.1 Agency Agreement, dated July 28, 1997, between Gordon Brothers Partners, Inc. and the Company.






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                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    L. LURIA & SON, INC.



Dated:  August 7, 1997              By: /S/RACHMIL LEKACH
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                                       Rachmil Lekach, Chief Executive Officer













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                                  EXHIBIT INDEX



     EXHIBIT NUMBER       DESCRIPTION
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          2.1             Agency Agreement, dated as of July 28, 1997 between
                          Gordon Brothers Partners, Inc. and the Company.